Exhibit 99.1

News Release
Brunswick Corporation • 26125 N. Riverwoods Blvd., Mettawa, IL 60045 Telephone 847.735.4700 • Facsimile 847.735.4750 www.brunswick.com

Brunswick to Acquire Power Products’
Global Marine & Mobile Business;
Will Enhance Mercury Marine’s
Parts & Accessories Enterprise

METTAWA, Ill. June 29, 2018 – Brunswick Corporation (NYSE: BC) today announced that it has entered into a definitive agreement to acquire Power Products – Global Marine & Mobile business, which includes the global marine, specialty vehicle, mobile, industrial power, and transportation aftermarket products businesses of Power Products, for $910 million in cash. Brunswick will add 11 top brands, including Ancor, BEP, Blue Sea Systems, Czone, Del City, Lenco Marine, Marinco, Mastervolt, Park Power, Progressive Industries, and ProMariner.

Power Products is a privately held company based in Menomonee Falls, Wis., owned by San Francisco-based private equity firm Genstar Capital.  The acquisition will not include Power Products’ Electrical Construction & Maintenance business, including the Gardner Bender, Bergen and King brands, which will be retained by Genstar.

Power Products – Global Marine & Mobile is a leading provider of branded electrical products, such as battery and power management and digital switching, to marine and other recreational and specialty vehicle markets. The group also manufactures and distributes a broad and diverse portfolio of marine and transportation parts and accessories.  With facilities in the Netherlands, Mexico, New Zealand, China, and the United States, Power Products has substantial engineering resources, technical know-how and industry-leading integration and solution capabilities, along with upfront design expertise.

At closing, Power Products – Global Marine & Mobile will join Mercury Marine’s global parts and accessories (P&A) organization.  Mercury Marine is Brunswick’s largest division, and a global leader in marine propulsion as well as marine parts and accessories.

Brunswick Corporation
June 29, 2018

“This transaction advances Brunswick’s leadership by adding integrated electrical systems solutions to the marine market and an array of other mobile, specialty vehicle and industrial applications. Power Products has an extensive aftermarket presence which provides a more consistent revenue stream, with attractive margins, that helps to strengthen Brunswick’s overall business profile,” said Brunswick Chairman and Chief Executive Officer Mark Schwabero.  “We are also adding a talented, experienced and customer-focused management team, which is expected to remain in place and play a major role in the execution of our strategy.”

Revenues for the business totaled approximately $233 million (for the trailing 12-month period ended March 31, 2018), with attractive revenue growth, along with strong margin and earnings levels. Mercury Marine’s P&A business accounted for about $1.3 billion – or about 28 percent – of Brunswick’s total 2017 annual revenues. With Power Products, Brunswick expects Mercury’s P&A business to have revenues on a run-rate basis that will exceed its previous 2018 target of $1.5 billion.

“Our marine strategy aims to better serve customers and drive value through enhanced sales and service to the broad and growing installed base of boats and engines,” Schwabero explained.  “We plan to leverage the unique expertise of each brand to generate revenue and operating synergies and promote growth for both Mercury Marine and Power Products with our broad, combined product portfolio.”

“Many of their products are highly complementary to Mercury Marine’s current P&A portfolio, with no overlap,” explained Mercury Marine President John Pfeifer.  “The addition of these sophisticated electronics solutions to Mercury Marine’s P&A portfolio will enable the combined operation to provide our customers with a wider array of unique, enhanced solutions, which will enhance our P&A business.”

Brunswick will be using a combination of debt and cash on its balance sheet to fund the acquisition.  Brunswick remains committed to maintaining its investment grade credit rating and expects to report a debt-to-EBITDA ratio comfortably below 1.5X by the end of 2019, including the anticipated impact of the planned Life Fitness spin.

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Brunswick Corporation
June 29, 2018

Morgan Stanley & Co. LLC served as exclusive financial advisor; Morgan Stanley Senior Funding, Inc. has provided committed financing; and Cravath, Swaine & Moore LLP served as legal counsel to Brunswick Corporation on the transaction.

The closing of the transaction is subject to usual and customary closing conditions as well as regulatory review and approval, which is anticipated during the third quarter.

Conference call scheduled
The Company will hold a conference call about the transaction at 10 a.m. CDT June 29, 2018, hosted by Mark Schwabero, chairman and chief executive officer, William Metzger, senior vice president and chief financial officer, and Ryan Gwillim, vice president – investor relations.

Security analysts and investors wishing to participate via telephone should call 888-771-4371 (passcode: Brunswick).  Callers outside of North America should call 847-585-4405 (passcode: Brunswick) to be connected.  These numbers can be accessed 15 minutes before the call begins, as well as during the call.

To listen via the Internet, go to http://ir.brunswick.com.  Please go to the website at least 15 minutes before the call to register, download and install any needed audio software.

A replay of the conference call will be available through midnight EDT July 6, 2018, by calling 888-843-7419 or international dial 630-652-3042 (passcode: 4720 8005#).  The replay also will be available at www.brunswick.com.

Brunswick Corporation
June 29, 2018

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “expect,” “anticipate,” “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook” and similar expressions are intended to identify forward-looking statements. Such statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this report. These risks include, but are not limited to: adverse general economic conditions, including reductions in consumer discretionary spending; negative currency trends; our ability to implement our strategic plan and growth initiatives; adequate financing access for dealers and customers and our ability to access capital and credit markets; maintaining effective distribution; retaining our relationships with dealers, distributors and independent boat builders; credit and collections risks; retaining key customers; protecting our brands and intellectual property; absorbing fixed costs in production; managing expansion or consolidation of manufacturing facilities; meeting supply objectives; meeting pension funding obligations; managing our share repurchases; higher energy and fuel costs; competitive pricing pressures; developing new and innovative products at a competitive price, in legal compliance; maintaining product quality and service standards; outages or breaches of technology systems; competitor activity; product liability, warranty and other claims risks; increased costs of legal and regulatory compliance; having to record an impairment to the value of goodwill and other assets; international business risks; attracting and retaining key contributors; weather and catastrophic event risks; the timing and likelihood of completion of our proposed acquisition of the Global Marine & Mobile Business of Power Products, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the possibility that the expected synergies and value creation from the proposed transaction will not be realized or will not be realized within the expected time period; the risk that the businesses of Brunswick and the Global Marine & Mobile Business of Power Products will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; and the possibility that the proposed transaction does not close, including due to the failure to satisfy the closing conditions.

Brunswick Corporation
June 29, 2018

About Brunswick
Headquartered in Mettawa, Ill., Brunswick Corporation’s  leading consumer brands include Mercury and Mariner outboard engines; Mercury MerCruiser sterndrives and inboard engines; MotorGuide trolling motors; Attwood, Garelick, Mercury, NAUTIC-ON, Quicksilver and Whale marine parts and accessories; Land 'N' Sea, Kellogg Marine, Lankhorst Taselaar, Payne’s Marine and BLA parts and accessories distributors; Bayliner, Boston Whaler, Brunswick Commercial and Government Products, Crestliner, Cypress Cay, Harris, Lowe, Lund, Meridian, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Life Fitness, Hammer Strength, Cybex, Indoor Cycling Group  and SCIFIT fitness equipment; and Brunswick billiards tables, accessories and game room furniture. For more information, visit http://www.brunswick.com.

Contact:	Daniel Kubera
Director – Media Relations and Corporate Communications
Phone:	847-735-4617
Email:	daniel.kubera@brunswick.com